As filed with the Securities and Exchange Commission on March 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OUSTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-2528989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Treat Avenue

San Francisco, CA 94110 (415) 949-0188

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Ouster, Inc. 2021 Incentive Award Plan

Velodyne Lidar, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Megan Chung

General Counsel and Corporate Secretary

350 Treat Avenue

San Francisco, CA 94110 (415) 949-0188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 3,265,507 shares of Ouster, Inc. (the “Company”) common stock, par value $0.0001 per share (the “Common Stock”) issuable under the Company’s 2021 Incentive Award Plan (the “2021 Plan”) for which registration statements of the Company on Form S-8 (File Nos. 333-286017, 333-257859, 333-266140, 333-270847 and 333-278345) are effective and (ii) an additional 1,190,020 shares of the Company’s Common Stock issuable under the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “2020 Plan” and together with the 2021 Plan, the “Plans”) for which registration statements of the Company on Form S-8 (File Nos. 333-286017, 333-269748 and 333-278345) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements on Form S-8, File Nos. 333-286017, 333-257859, 333-266140, 333-270847, 333-269748, and 333-278345 previously filed with respect to the 2021 Plan and the 2020 Plan, respectively, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 2, 2026; and

b)

the description of the Company’s shares of Common Stock contained in the Company’s Registration Statement on Form 8-A12B, filed with the Commission on August 19, 2020, as updated in the exhibit titled “Description of Our Securities” filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 2, 2026, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Incorporated by Reference Exhibit	Filed Herewith

4.1	Certificate of Incorporation of Ouster, Inc.	S-4 POS	333-251611	3-10-2021	3.1

4.2	Certificate of Amendment to Certificate of Incorporation of Ouster, Inc.	8-K	001-39463	4-20-2023	3.1

4.3	Second Amended and Restated Bylaws of Ouster, Inc. (effective as of April 18, 2024).	8-K	001-39463	4-22-2024	3.1

5.1	Opinion of Latham & Watkins LLP.					*

23.1	Consent of PricewaterhouseCoopers LLP.					*

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					*

24.1	Power of Attorney (included on the signature page of the Registration Statement).					*

99.1	Ouster, Inc. 2021 Incentive Award Plan.	8-K	001-39463	03-15-2021	10.3

99.2	Velodyne Lidar, Inc. 2020 Equity Incentive Plan.	8-K	001-38703	10-05-2020	10.2

107.1	Filing Fee Table.					*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 2nd day of March, 2026.

OUSTER, INC.

By	/s/ Kenneth P. Gianella
Kenneth P. Gianella
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Ouster, Inc., hereby severally constitute and appoint Angus Pacala, Kenneth P. Giannella and Megan Chung, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Angus Pacala Angus Pacala	Director, Co-Founder and Chief Executive Officer (Principal Executive Officer)	March 2, 2026

/s/ Kenneth P. Gianella Kenneth P. Gianella	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2026

/s/ Theodore L. Tewksbury Theodore L. Tewksbury, Ph.D.	Chair of the Board of Directors	March 2, 2026

/s/ Susan Heystee Susan Heystee	Vice Chair of the Board of Directors	March 2, 2026

/s/ Virginia Boulet Virginia Boulet	Director	March 2, 2026

/s/ Ernest Maddock Ernest Maddock	Director	March 2, 2026

/s/ Christina C. Correia Christina C. Correia	Director	March 2, 2026

/s/ Stephen A. Skaggs Stephen A. Skaggs	Director	March 2, 2026

/s/ Phillip M. Eyler Phillip M. Eyler	Director	March 2, 2026